EXHIBIT 12.2





                             FORT HOWARD CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (In thousands, except ratio)


                                                          For the Year Ended
                                                          December 31, 1995
                                                          ------------------

Earnings:
  Income before taxes..................................       $ 51,866
  Interest expense.....................................        309,915
  One-fourth of operating lease rental expense.........          2,168
                                                              --------
                                                              $363,949
                                                              ========

Fixed Charges:
  Interest expense.....................................       $309,915
  Capitalized interest.................................          2,096
  One-fourth of operating lease rental expense.........          2,168
                                                              --------
                                                              $314,179
                                                              ========

Ratio of Earnings to Fixed Charges.....................            1.2
                                                                   ===